                              JOINT FILING INFORMATION

Reporting Person:     SOROS FUND MANAGEMENT LLC

Address:              888 SEVENTH AVENUE
                      33RD FLOOR
                      NEW YORK, NY 10106

Designated Filer:     SOROS FUND MANAGEMENT LLC

Issuer and Symbol:    EXAR CORPORATION (EXAR)

Date of Event
Requiring Statement:  5/28/2013

Signature:            /s/ Jodye Anzalotta, as Assistant General Counsel
                      Jodye Anzalotta, as Assistant General Counsel

Reporting Person:     GEORGE SOROS

Address:              888 SEVENTH AVENUE
                      33RD FLOOR
                      NEW YORK, NY 10106

Designated Filer:     SOROS FUND MANAGEMENT LLC

Issuer and Symbol:    EXAR CORPORATION (EXAR)

Date of Event
Requiring Statement:  5/28/2013

Signature:            /s/ Jodye Anzalotta,  as Attorney-in-Fact
                      Jodye Anzalotta, as Attorney-in-Fact

Reporting Person:     ROBERT SOROS

Address:              888 SEVENTH AVENUE
                      33RD FLOOR
                      NEW YORK, NY 10106

Designated Filer:     SOROS FUND MANAGEMENT LLC

Issuer and Symbol:    EXAR CORPORATION (EXAR)

Date of Event
Requiring Statement:  5/28/2013

Signature:            /s/ Jodye Anzalotta,  as Attorney-in-Fact
                      Jodye Anzalotta, as Attorney-in-Fact